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                                                                     Exhibit 5.1



[LETTERHEAD OF TMCA]                              151 Yonge Street, Suite 1500
                                                  Toronto, Ontario M5C 2W7
                                                  Tel:  416-863-1188
                                                  Fax: 416-863-0305

                                                  Our File No: 7461-03

                                     Associated worldwide with ACL International
                                     Larry A. Torkin -Retired from Firm





June 10, 1998


Rosedale Decorative Products Ltd.
731 Millway Avenue
Concord, Ontario
L4K 3S8

Dear Sirs:

RE: REGISTRATION STATEMENT ON FORM SB-2/REGISTRATION NO. 333-44747

We act as corporate counsel to Rosedale Decorative Products Ltd. (the "Company") which is organized pursuant to the laws of the Province of Ontario and which has retained legal counsel in the United States of America in connection with the registration of certain securities of the Company pursuant to the SECURITIES ACT OF 1933, as amended (the "Securities Act"). In that regard, the above captioned registration statement on Form SB-2 (the "Registration Statement") is being filed under the Securities Act by the Company with the Securities and Exchange Commission (the "Commission") for the purpose of registering the proposed public offering of:

     (a) 1,150,000 common shares in the capital of the Company with no par value (the "Common Stock") being offered for sale by the Company inclusive of securities issuable on the exercise of the over-allotment option described in the Registration Statement (the "Over-allotment Option");

     (b) 1,150,000 redeemable common stock purchase warrants (the "Warrants") each Warrant entitling the holder to purchase one common share of the Company at a price of (US)$6.00 per share subject to adjustment during the four year period commencing on the date of the prospectus contained in the Registration Statement (the "Prospectus"), redeemable at (US)$0.10 per Warrant not before one year from the date of the final Prospectus under certain conditions all as more particularly described in the Warrants inclusive of securities issuable on exercise of the Over-allotment Option;

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     (c)  1,150,000 common shares in the capital of the Company reserved for issuance upon exercise of the Warrants inclusive of securities issuable on exercise of the Over-allotment Option;

     (d) The Underwriters' Warrant (the "Underwriters' Warrant) exercisable into 100,000 common shares in the capital of the Company with no par value (the "UW shares") and 100,000 share purchase warrants as more particularly described in the Registration Statement (the
          "UW Warrants");

     (e)  100,000 UW Shares in the capital of the Company;

     (f)  100,000 UW Warrants underlying the Underwriters' Warrant; and

     (g) 100,000 common shares in the capital of the Company reserved for issuance upon the exercise of the UW Warrants;

          (collectively hereinafter referred to as the "Securities")


We have been advised by U.S. Counsel that the Company is desirous of incresing the number of securities to be distributed by 10% in accordance with the advice of its Underwriters, specifically:

          (i) 115,000 common shares in the capital of the Company with no par value (the "Additional Common Stock") being offered for sale by the Company inclusive of securities issuable on the exercise of the Over-allotment option;

         (ii) 115,000 Warrants (the "Additional Warrants") inclusive of securities issuable on exercise of the Over-allotment Option;

        (iii) 115,000 common shares in the capital of the Company with no par value reserved for issuance upon exercise of the Additional Warrants inclusive of securities issuable on exercise of the Additional Warrants contained in the Over-allotment Option;

         (iv) 10,000 common shares in the capital of the Company with no par value (the "Additional UW Shares") comprised in the increased Underwriters' Warrant;

          (v) 10,000 UW Warrants (the "Additional UW Warrants") comprised in the additional Underwriters' Warrant; and

         (vi) 10,000 common shares in the capital of the Company with no par value issuable upon the exercise of the Additional UW Warrants (the "Additional UW Warrant Shares").

In rendering this opinion, we have examined a copy of the Registration Statement, coupled with the Articles of Incorporation, By-laws of the Company, as amended, minutes and resolutions of the board of directors of the Company and such other documents as we have deemed relevant and necessary as a basis for this opinion.

In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. Capitalized terms used in the context of the opinion not otherwise herein defined, shall have the same meaning ascribed thereto within the Registration Statement.


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We are qualified to practise law only in the Province of Ontario, Canada and accordingly express no opinion as to the laws of any other jurisdiction other than the federal laws of Canada applicable in said Province.

Based upon the foregoing, we are of the opinion that the Additional Common Stock, the Additional Warrants and the common shares in the capital of the Company issuable upon exercise of the Additional Warrants, the Additional UW Shares, the Additional UW Warrants and the Additional UW Warrant Shares have been duly and validly authorized for issuance by the Company, and when issued, delivered and paid for, by purchasers thereof, such securities will be fully paid and non-assessable.

We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the section entitled "Legal Matters" in the Registration Statement.

Yours truly,


/s/ Torkin Manes Cohen & Arbus